EXHIBIT 99.1
CAUTIONARY STATEMENTS
Certain information in this Form 10-K may contain forward-looking statements regarding future events or the future performance of the Company. These risk factors include, without limitation, uncertainties relating to customer plans and commitments, including, without limitation, (i) dependence upon principal suppliers and availability and price of wireless products including the risk of consolidation of these suppliers; (ii) access to or the cost of increasing amounts of capital, trade credit or other financing; (iii) the loss or reduction in orders from principal customers or a reduction in prices we are able to charge to these customers (iv) possible adverse effect on demand for our products resulting from consolidation of mobile operators; (v) investment in and implementation of sophisticated information systems technologies and our reliance upon the proper functioning of such systems; (vi) a substantial number of shares will be eligible for future sale by Dangaard Holding and the sale of those shares could adversely affect our stock price; (vii) our ability to borrow additional funds; (viii) possible difficulties collecting our accounts receivable; (ix) our ability to increase volumes and maintain our margins; (x) our ability to expand and implement our future growth strategy, including acquisitions; (xi) uncertainty whether wireless equipment manufacturers and wireless network operators will continue to outsource aspects of their business to us; (xii) our reliance upon third parties to manufacture products which we distribute and reliance upon their quality control procedures; (xiii) our operations may be materially affected by fluctuations in regional demand and economic factors; (xiv) our ability to respond to rapid technological changes in the wireless communications and data industry; (xv) risks of foreign operations, including currency, trade restrictions and political risks in our foreign markets; (xvi) effect of natural disasters, epidemics, hostilities or terrorist attacks on our operations; (xvii) our ability to meet intense industry competition; (xviii) our ability to manage and sustain future growth at our historical or current rates; (xix) certain relationships and financings, which may provide us with minimal returns or losses on our investments; (xx) the impact that seasonality may have on our business and results; (xxi) our ability to attract and retain qualified management and other personnel, cost of complying with labor agreements and high rate of personnel turnover; (xxii) our ability to protect our proprietary information; (xxiii) our significant payment obligations under certain debt, lease and other contractual arrangements and our ability to reduce these obligations; (xxiv) the efficient operation of our computer and communication systems; (xxv) uncertainty regarding future volatility in our Common Stock price; (xxvi) the potential issuance of additional equity, including our Common Stock, which could result in dilution of existing shareholders and may have an adverse impact on the price of our Common Stock; (xxvii) existence of anti-takeover measures; (xxviii) loss of significant customers or a reduction in prices we charge these customers; Dobson was recently acquired. In addition RCC and SunCom have recently announced plans to be acquired. The completion of any of these acquisitions may negatively impact our operating results. (xxix) we incurred significant financial obligations as a result of the acquisitions of Dangaard Telecom and CellStar, and our inability to satisfy these could materially and adversely affect our operating results and financial condition and harm our business; (xxx) possible adverse effects of future medical claims regarding the use of wireless devices; (xxxi) if we are not able to integrate Dangaard Telecom’s operations in a timely manner, we may not realize anticipated benefits of the transaction in a timely fashion, or at all, and our business could be harmed; (xxxii) exposure to unknown pre-existing liabilities of Dangaard Telecom could cause us to incur substantial financial obligations and harm our business; (xxxiii) acquisition related accounting impairment and amortization charges may delay and reduce our post-acquisition profitability. Because of the aforementioned uncertainties affecting our future operating results, past performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. The words “believe,” “expect,” “anticipate,” “intend,” and “plan” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which speak only as of the date that such statement was made. We undertake no obligation to update any forward-looking statement.